Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form F-4 of our report dated March 10, 2009 relating to the consolidated financial statements of CSR plc and subsidiaries appearing in the Prospectus of CSR plc and the Proxy Statement of SiRF Technology Holdings, Inc., which is part of this Registration Statement.

We also consent to the reference to us under the headings “Summary Financial Data of CSR,” “Selected Historical Consolidated Financial Data of CSR” and “Experts” in such Prospectus.

/S/ DELOITTE LLP

London, United Kingdom

May 28, 2009